Exhibit 10.2
FORM OF SENIOR CONVERTIBLE PROMISSORY NOTE
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
SENIOR CONVERTIBLE PROMISSORY NOTE

$	, 2010 (“NoteDate”)
San Diego, California
     For value received, Transdel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay to                                          (the “Holder”), the principal sum of                                          dollars ($                    ). Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 7.5% per annum. This Note is one of a series of Senior Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Senior Convertible Promissory Note Purchase Agreement, dated April ___, 2010 (the “Purchase Agreement”). Such Notes are collectively referred to herein as the “Notes,” and the holders thereof are collectively referred to herein as the “Holders.” Capitalized terms set forth in this Note, but not otherwise defined herein, shall have the meaning set forth in the Purchase Agreement. This Note is subject to the following terms and conditions:
     1. Maturity. Unless converted as provided in Section 2 below, this Note will mature and be due and payable upon demand by the Purchasers holding a majority-in-interest of the then outstanding Notes held by the Purchasers, at any time following the two (2)-year anniversary of the Initial Closing (as defined in the Purchase Agreement) (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note but shall not be due and payable until the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.
     2. Optional Conversion of Notes.
         (a) Optional Conversion. At any time following the Closing and for so long as the Note remains outstanding, the Holder can elect to convert the full or a partial amount of principal and accrued and unpaid interest outstanding on the Holder’s Note into shares of the

Company’s Common Stock at a conversion ratio equal to (i) the full or partial amount of principal and accrued and unpaid interest outstanding on the Note that the Holder elects to convert divided by (ii) the closing sale price of the Company’s Common Stock on the Initial Closing.
          (b) Mechanics and Effect of Optional Conversion. No fractional shares of the Company’s Common Stock will be issued upon the optional conversion of this Note. Upon the optional conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company and shall deliver executed documents relating to the Common Stock into which the Note will be converted. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, (i) a certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such optional conversion and (ii) if Holder does not elect to optionally convert all outstanding principal and accrued and unpaid interest on the Note, a new Note in the amount equal to the unconverted principal and accrued and unpaid interest on the Note. Upon the full or partial optional conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued and unpaid interest being optionally converted.
     3. Conversion Upon Change of Control. In the event of a Change of Control of the Company prior to the Maturity Date, then the Holder shall be entitled to receive the greater of (y) the principal and unpaid interest outstanding on the Note or (z) the amount of proceeds the Holder would be entitled to receive as a holder of the Company’s Common Stock assuming that the Holder exercised his, her or its Optional Conversion rights under Section 2 above. The term “Change of Control” shall mean the sale, conveyance or other disposition of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly owned subsidiary of the Company), provided that the term “Change of Control” shall not include a merger of the Company effected exclusively for the purpose of changing the domicile of the Company, to an equity financing in which the Company is the surviving corporation, or to a transaction in which the shareholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.
     4. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time by the Company by providing the Holder with five (5) business days prior written notice.
     5. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new Note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.
     6. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
     7. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Company and the Purchasers holding at least a majority in interest of the then outstanding Notes held by the Purchasers. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon each Holder and each of the Notes and each transferee of the Notes, each future holder of the Notes, and the Company, regardless of whether or not the Holder agrees with or provides his, her or its consent to such amendment or waiver.
     8. Loss of Note. Upon receipt by the Company of written evidence from the Holder satisfactory to the Company of the loss, theft, destruction or mutilation of the Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in case of mutilation), the Company will make and deliver to Purchaser in lieu of such Note a new Note of like tenor.

COMPANY: TRANSDEL PHARMACEUTICALS, INC.
By:
Name:
Its:

Address: